Exhibit 23.2

FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293
TELEPHONE (303) 623-9147

Consent of Ryder Scott Company, L.P.

Samson Oil & Gas Limited

Level 36, Exchange Plaza

2 The Esplanade

Perth, Western Australia 6000

Ladies and Gentlemen:

We hereby consent to the to the incorporation by reference in this Registration Statement on Form S-3, related prospectus, and any related prospectus supplement of Samson Oil & Gas Limited (the “Registration Statement”) of our report dated August 2, 2012 attached as Exhibit 99 to the Annual Report on Form 10-K for the year ended June 30, 2011 of Samson Oil & Gas Limited, and to the references to our reports on Samson Oil & Gas Limited’s proved natural gas and oil reserves estimates as of June 30, 2012, June 30, 2011, June 30, 2010. We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts”.

Very truly yours,

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Denver, Colorado

September 25, 2012

1100 LOUISIANA, SUITE 3800	HOUSTON, TEXAS 77002-5218	TEL (713) 651-9191	FAX (713) 651-0849

1200, 530-8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 358	TEL (403) 262-2799	FAX (403) 262-2790